Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Details Cost-Reduction

Progress and Strategies to Accelerate Growth;

Reaffirms 2015 Outlook and 2016 Margin Target

Uniquely positioned to deliver sustainable growth on both the top and bottom lines

BOSTON – Sept. 10, 2015 – At the Barclays Global Consumer Staples conference today, Mondelēz International updated investors on aggressive cost-reduction programs and outlined how the company is increasing investments to accelerate revenue growth.

“As the world’s leading snacking company, we’re proud to be one of few industry players with the assets, leadership and strategy to deliver strong top- and bottom-line growth over the long term. This is our point of difference,” said Brian Gladden, Executive Vice President and CFO. “Our advantaged platform provides us the potential to be among the industry’s fastest growing companies, with substantial margin upside and the highest EPS growth while also returning significant cash to our shareholders.”

Reinventing the Global Supply Chain and Delivering World-Class Productivity

Gladden provided an update on the company’s journey to reinvent its global supply chain, which is now delivering world-class productivity of more than 3 percent of cost of goods sold.

In addition, Gladden highlighted the company’s efforts to reconfigure its manufacturing network. Since 2012, Mondelēz International has closed, sold or streamlined 78 production facilities, and completed or announced the construction of 14 greenfield or brownfield sites, with 40 new state-of-the-art manufacturing lines expected to be on-stream by year-end 2015.

Aggressive Cost Management Drives Overhead Reductions

As part of its cost-management program, the company has implemented Zero-Based Budgeting tools to reset spending, identify specific cost reductions and capture sustainable savings. “Eighteen months into our ZBB efforts, we’re delivering benefits faster than expected in all indirect cost packages,” Gladden said.

The company is also building a global shared services capability to simplify and standardize over 150 back-office processes over the next two to three years. For each of these processes, on average, the company expects to deliver cost savings of approximately 50 percent.

As a result, the company expects to reduce overheads as a percent of revenue by at least 250 basis points between 2013 and 2016.

Cost Savings Fuel Growth Investments

Building on Gladden’s remarks, Mark Clouse, Executive Vice President and Chief Growth Officer, outlined the company’s growth plan, which centers on two strategies: accelerating base business growth and filling in key consumer spaces. Cost savings will fuel this plan, and it will be governed by the same operational discipline that the company has applied to its cost agenda.

In terms of accelerating base business growth, the company is reinvesting cost savings into additional advertising and consumer support, while also shifting spending to digital and social channels. In addition, the company will expand packaging formats to increase accessibility to new households and new channels, as well as enter white spaces with proven innovation platforms.

Consumer Trends Shape Global Behavior and Create Growth Opportunities

In parallel, the company is addressing three global consumer trends that are creating additional growth opportunities: an increasing emphasis on well-being, time compression and shifts in income distribution.

“We intend to become the global leader in well-being snacks, with 50 percent of our portfolio in the well-being space by 2020, up from more than a third of total revenue today,” said Clouse. “Our goal is to simplify and enhance the ingredient and nutritional profile of our base business while also focusing on breakthrough innovation to address consumers’ well-being needs. Over the next five years, we expect to focus 70 percent of our new product development efforts on well-being platforms.”

E-commerce is another key focus area, addressing the intersection between time compression and technology in snacks. Through a dedicated team, the company is optimizing existing e-commerce platforms by converting every consumer connection into a purchase opportunity as well as building the next-generation portfolio to take advantage of those incremental growth opportunities.

“We estimate that e-commerce could become one of the fastest-growing platforms within our company, increasing from less than $100 million in revenue today to as much as $1 billion by 2020,” said Clouse.

Finally, the company is broadening its portfolio to target aspirant consumers on one end of the spectrum and affluent consumers on the other to respond to shifts in income distribution. By doing so, the company is maximizing its category reach and driving incremental consumers to its brands and categories.

Reaffirmed Outlook

During today’s presentation, the company also reaffirmed its 2015 growth outlook, targeting Organic Net Revenue1 growth of at least 3 percent, including a 100 basis points headwind from strategic decisions to improve the revenue mix. The company continues to target pro forma Adjusted Operating Income1 margin of approximately 14 percent in 2015, excluding a negative 20-30 basis point impact from stranded costs, and Adjusted OI margin of 15-16 percent in 2016.

The company also reaffirmed its long-term targets of Organic Net Revenue growth at or above category growth rates, high-single digit Adjusted Operating Income growth at constant currency and double-digit Adjusted EPS1 growth at constant currency.

A live audio webcast of the presentation will be available in the investors section of the company’s website (www.mondelezinternational.com) at 7:30 a.m. ET today. An archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with pro forma 2014 revenue of more than $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum and Tang powdered beverages. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

[1]	Organic Net Revenue, Adjusted Operating Income and Adjusted EPS are non-GAAP financial measures. Please see the company’s Form 10-Q for the quarterly period ended June 30, 2015 filed with the U.S. Securities and Exchange Commission for important information about the company’s use of non-GAAP financial measures.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “intend,” “estimate,” “deliver,” “potential,” “target,” “outlook” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future performance, including our future revenue growth, earnings per share, operating income and margins; our supply chain transformation; overheads and overhead cost reduction initiatives; productivity; shared services capability; our investments and the results of those investments; innovation; opportunities for growth in our portfolio; our well-being portfolio and goals; growth in and revenues from e-commerce; execution of our strategy; shareholder returns; and our Outlook, including 2015 Organic Net Revenue growth and 2015 and 2016 Adjusted Operating Income margin. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks from operating globally and in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending or demand; changes in consumer preferences; pricing actions; unanticipated disruptions to our business; competition; our global workforce; the restructuring program and our other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.